DISTRIBUTION AGREEMENT

SCHEDULE A

AMENDED AS OF JUNE 10, 2026

Fund	Effective Date	Initial Period End
Nuveen (f/k/a NuShares) Enhanced Yield U.S. Aggregate Bond ETF	August 2, 2016	August 1, 2018
Nuveen (f/k/a NuShares) REIT ETF	December 5, 2016	August 1, 2018
Nuveen (f/k/a NuShares) Large-Cap Growth ETF	December 7, 2016	August 1, 2018
Nuveen (f/k/a NuShares) Large-Cap Value ETF	December 7, 2016	August 1, 2018
Nuveen (f/k/a NuShares) Mid-Cap Growth ETF	December 7, 2016	August 1, 2018
Nuveen (f/k/a NuShares) ESG Mid-Cap Value ETF	December 7, 2016	August 1, 2018
Nuveen (f/k/a NuShares) ESG Small-Cap ETF	December 7, 2016	August 1, 2018
Nuveen ESG 1-5 Year U.S. Aggregate Bond ETF (f/k/a Nuveen (f/k/a NuShares) Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF)	March 14, 2017	August 1, 2018
Nuveen (f/k/a NuShares) ESG Emerging Markets Equity ETF	May 16, 2017	August 1, 2018
Nuveen (f/k/a NuShares) ESG International Developed Markets Equity ETF	May 16, 2017	August 1, 2018
Nuveen (f/k/a NuShares) ESG U.S. Aggregate Bond ETF	September 24, 2017	August 1, 2019
Nuveen ESG Large-Cap ETF	June 4, 2019	August 15, 2020
Nuveen ESG High Yield Corporate Bond ETF	September 20, 2019	August 15, 2021
Nuveen ESG Dividend ETF	August 26, 2021	August 15, 2023
Nuveen Growth Opportunities ETF	September 15, 2021	August 15, 2023
Nuveen Core Plus Bond ETF	March 6, 2024	May 1, 2025
Nuveen Preferred and Income ETF	March 6, 2024	May 1, 2025
Nuveen Ultra Short Income ETF	March 6, 2024	May 1, 2025
Nuveen AA-BBB CLO ETF	December 3, 2024	May 1, 2026
Nuveen High Yield Municipal Income ETF	January 22, 2025	May 1, 2026
Nuveen Municipal Income ETF	January 22, 2025	May 1, 2026
Nuveen Securitized Income ETF	September 23, 2025	July 31, 2027
Nuveen High Yield Corporate Bond ETF	September 23, 2025	July 31, 2027
Nuveen International Aggregate Bond ETF	September 23, 2025	July 31, 2027
Nuveen U.S. Infrastructure ETF	June 17, 2026	July 31, 2027

[SIGNATURE PAGE FOLLOWS]

Signed: June 10, 2026

NUSHARES ETF TRUST, a Massachusetts business trust		NUVEEN SECURITIES, LLC, a Delaware limited liability company

By:	/s/ Diana Gonzalez	By:	/s/ Mark Czarniecki
Title: Vice President and Secretary		Title: Managing Director

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